Exhibit 10.1

19505 Biscayne Blvd. • Suite 2350 • Aventura, FL 33180 • legal@ascentpartnersllc.com

To:	Profusa, Inc. 626 Bancroft Way, Suite A Berkeley, CA Attention: Fred Knechtel, CFO

August 25, 2025

Re: Amendment No. 1

Dear Fred:

Reference is made to the Securities Purchase Agreement, dated as of February 11, 2025 (as modified to the date hereof, the “Purchase Agreement”), by and among Profusa, Inc., a Delaware corporation (together with its successors and permitted assigns, the “Company”), Ascent Partners Fund LLC, a Delaware limited liability company (“Ascent”) and the other Purchasers from time to time party thereto and Ascent, as collateral agent for the Purchaser Parties, as defined therein (together with its successors and permitted assigns, the “Collateral Agent”) and (2) the Senior Secured Convertible Promissory Note issued by the Company on the same date for the benefit of Ascent, as Holder (as modified to the date hereof, the “Note”; capitalized terms used but not defined herein are used as defined in the Note, including as defined by reference to the Purchase Agreement).

Subject to the terms and conditions set forth herein, and effective on (i) the date hereof and (ii) the date of payment of all Obligations due on or before, but after giving effect to, the effective date of this amendment (this “Amendment No. 1”) (including payments of any costs, expenses and fees due under any Transaction Document after giving effect to this amendment and invoiced prior to such effective date) (the “Amendment Effective Date”), the following Transaction Documents are hereby amended as follows:

Purchase Agreement

●	Section 2.1 “Closings” of the Purchase Agreement is hereby amended and restated to read in its entirety as follows:

“(a) Purchase

(i)	Initial Closing. On the Initial Closing Date, the Company shall issue and sell, and the Purchasers shall purchase, Notes in an aggregate principal amount of $10,000,000.00 (the “First Tranche”) for the Purchase Price set forth on Schedule I.

(ii)	Second Closing. Subject to the Conditions set forth in Section 2.3(c) and provided the Company shall not have received a listing deficiency notice in respect of the Common Stock from the Nasdaq Capital Market, on a Trading Day designated by the Company and reasonably acceptable to the Collateral Agent that is not later than ten (10) Trading Days after written notice from the Company and that is after (a) the filing with the SEC of a registration statement on Form S-1 (the ‘Registration Statement’) covering resales of all of the Conversion Shares issuable in respect of the Notes issued in the First and Second Tranche (the “S-1 Filing Date”), the Company shall issue and sell, and the Purchasers shall purchase, additional Notes in an aggregate principal amount of $2,222,222.00 (the “Second Tranche”) for a Purchase Price of $2,000,000.00.

(iii)	Third Closing. Subject to the Conditions set forth in Section 2.3(c) and provided that, at any time after the Second Closing, (A) the outstanding principal balance of the First Tranche is zero either through conversion, repayment in cash or a combination thereof, (B) the Company shall not have received a listing deficiency notice in respect of the Common Stock from the Nasdaq Capital Market, (C) all Conversion Shares issuable pursuant to the Notes issued in the First Tranche and the Second Tranche and issuable in the Third Tranche shall have be registered pursuant to an effective Registration Statement, and (D) the Stockholder Approval shall have been obtained, the Purchasers shall, on a Trading Day designated by the Company and reasonably acceptable to the Collateral Agent that is not later than ten (10) Trading Days after written notice from the Company, purchase additional Notes in an aggregate principal amount of $5,555,556.00 (the “Third Tranche”) for a Purchase Price of $5,000,000.00.

(iv)	Fourth Closing. Subject to the Conditions set forth in Section 2.3(c), and provided that (A) all Obligations arising under the First Tranche and Second Tranche have been paid in full in cash or converted (B) at least fifty percent (50%) of the original principal amount of the Third Tranche has been paid in full in cash or shall have been converted, and (C) the Company shall not have received a listing deficiency notice in respect of the Common Stock from the Nasdaq Capital Market, and (D) all Conversion Shares issuable pursuant to the Notes issued in the First Tranche, the Second Tranche and the Third Tranche and issuable in the Fourth Tranche shall have be registered pursuant to an effective Registration Statement, the Purchasers shall, on a Trading Day designated by the Company and reasonably acceptable to the Collateral Agent that is not later than ten (10) Trading Days after written notice from the Company, purchase additional Notes in an aggregate principal amount of $4,444,444.00 (the “Fourth Tranche”) for a Purchase Price of $4,000,000.00.

(v)	Additional Closings. Sections 2.1(a)(ii) through (iv) shall supersede and replace all provisions of this Agreement relating to ‘Additional Closings’ and ‘Additional Notes.’ All references herein or in any other Transaction Document to ‘Additional Closing,’ ‘Additional Notes,’ ‘Second Notes Purchase,’ or similar terminology shall be construed consistently with the foregoing.”

(vi)	Stockholder Approval. In furtherance of the foregoing, the Company shall cause the definitive proxy statement in respect of the Stockholder Approval to be filed with the SEC no later than September 5, 2025.

●	Schedule I to the Purchase Agreement is deleted in its entirety and replaced with Schedule I attached to this Amendment No.1 as Exhibit “A”, which reflects the four tranches and corresponding Purchase Prices set forth in Section 2.1 “Closings” above.

●	The definition of “Amendment Effective Date” is hereby added to Section 1.1 of the Purchase Agreement in its proper alphabetical order and shall read in its entirety as follows:

“Amendment Effective Date” has the meaning set forth in the first paragraph of Amendment No. 1 dated August 25, 2025.

●	The definition of “Floor Price” is hereby added to Section 1.1 of the Purchase Agreement in its proper alphabetical order and shall read in its entirety as follows:

“Floor Price” has the meaning set forth in the Notes, as amended.

●	The definition of “definition of “Registration Statement” is hereby added to Section 1.1 of the Purchase Agreement in its proper alphabetical order and shall read in its entirety as follows:

“Registration Statement” has the meaning set forth in Section 2.1(a)(ii).

●	The definition of “definition of “Reserve Amount” in Section 1.1 of the Purchase Agreement is hereby deleted and replaced with the following:

“Reserve Amount” means, as of any date, 100% of the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, calculated (i) including any Issuable Securities issuable upon conversion or exercise of the Purchased Securities, (ii) ignoring any conversion or exercise limits set forth therein, (iii) assuming that the Conversion Prices of the Notes are, at all times on and after the date of determination, the then-effective Floor Price, as the case may be, on the Trading Day immediately prior to the date of determination and (iv) adjusting all of the foregoing ratably to account for any reverse stock split or similar reclassification of the Common Stock.

●	The definition of “Stockholder Approval” is hereby added to Section 1.1 of the Purchase Agreement in its proper alphabetical order and shall read in its entirety as follows:

“Stockholder Approval” shall mean the approval of the holders of a majority of the outstanding shares of Company’s voting Common Stock to ratify and approve all of the transactions contemplated by the Transaction Documents, including the issuance of all of the Conversion Shares issued and potentially issuable to a Purchaser thereunder and specifically under each Note in each Closing, all as may be required by the applicable rules and regulations of the Trading Market (or any successor entity)

●	The definitions of “Additional Closing,” “Additional Closing Date,” “Additional Closing Notice,” “Additional Closing Statement,” “Additional Notes,” “Second Notes Purchase,” and any other definitions inconsistent with the tranche structure set forth in Section 2.1 are hereby deleted in their entirety.

●	Section 4.8 (Right of First Refusal) of the Purchase Agreement is hereby amended to provide that it shall not apply to any issuance of Notes pursuant to the Second, Third, or Fourth Tranche described in Section 2.1(a)(ii)–(iv), as amended.

●	Exhibit A to the Purchase Agreement, which sets forth the form of Note, is hereby deleted in its entirety and replaced with the form of Note attached hereto as Exhibit “B”. Effective as of the Amendment Effective Date, each reference in the Purchase Agreement and in any other Transaction Document to the term “Note” shall be deemed to refer to the form of Note attached hereto as Exhibit “B”.

This amendment is a Transaction Document and is limited as written.

As of the date first written above, each reference in the Purchase Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Transaction Documents to the Purchase Agreement (including, without limitation, by means of words like “thereunder,” “thereof” and words of like import), shall refer to the Purchase Agreement as modified thereby, and the provisions in this amendment amending the Purchase Agreement shall be read together and construed as a single agreement with the Purchase Agreement. The execution, delivery and effectiveness of this amendment shall not, except as expressly provided herein, (A) waive or modify any Default or Event of Default (whether or not existing on the date hereof), right, power or remedy under, or any other provision of, any Transaction Document (in each case, other than any failure to comply with any provision of a Transaction Document amended hereby that would not have been a failure if such Transaction Document had been amended as provided herein prior to the date hereof) or (B) commit or otherwise obligate the Holder or the Collateral Agent to enter into or consider entering into any other consent, waiver or modification of any Transaction Document or make any further purchases or other advances pursuant to any Transaction Documents. This amendment does not constitute a novation of the Purchase Agreement.

Each Company Party hereby agrees that it continues to guaranty, jointly and severally, absolutely, unconditionally and irrevocably, pursuant to the Guaranty, as primary obligor and not merely as surety, the full and punctual payment when due of the Obligations of any other Company Party owing under the Transaction Document as modified hereby (subject to the limitations set forth in the applicable Guaranty) and that the terms hereof shall not affect in any way its obligations and liabilities, as expressly modified hereby, under the Transaction Documents. Each Company Party hereby reaffirms (a) all of its obligations and liabilities under the Transaction Documents as modified hereby, and agrees that such obligations and liabilities shall remain in full force and effect and (b) all Liens granted under the Transaction Documents, and agrees that such Liens shall continue to secure the Obligations.

In further consideration for the execution of this Amendment No.1 by the Holder and without limiting any rights or remedies the Holder or any of its Related Parties may have, each Company Party hereby releases each of the Holder and each of its Related Parties (each a “Releasee” and, collectively, the “Releasees”) against any and all claims and from any other Losses of any Company Party or any Subsidiary thereof, whether or not relating to any Transaction Document, any obligation or liability owing thereunder, any asset of any Company Party or any of their Subsidiaries or Affiliates, or any legal relationship that exists or may exist between any Releasee and any Company Party or any Subsidiary of any Company Party. Each Company Party, each for itself and for its Subsidiaries, acknowledges and agrees that it or its Subsidiaries may discover information later that could have affected materially their willingness to agree to the release in this paragraph and that neither such possibility, which it took into account when executing this Amendment No.1, nor such discovery, as to which it expressly assumes the risk, shall affect the effectiveness of the release in this paragraph, and waives the benefit of any legal requirement that may provide otherwise.

As a Transaction Document, this Amendment No.1 is subject to various interpretative and miscellaneous sections set forth in the Purchase Agreement and other Transaction Documents that apply expressly to all Transaction Documents, located principally Article VI (Miscellaneous) of the Purchase Agreement (but also, without limitation, in Section 4.14 (Indemnification) thereof), including Section 6.2 (Fees and Expenses) thereof (which provides, without limitation, reimbursement to the Purchaser Parties for fees, costs and expenses of negotiation, preparation, execution and signing of this Amendment No.1 or otherwise relating to this Amendment No.1 or the transactions contemplated herein) and Sections 6.3(a) (Entire Agreement), 6.3(b) (Amendments), 6.3(c) (Beneficiary, Successors and Assigns), 6.3(d) (No Implied Waivers or Notice Rights), 6.3(e) (Counterparts), Section 6.3(f) (Electronic Signatures), 6.4 (Notices), 6.7 (Severability) and 6.15 (Interpretation) (containing various interpretative provisions and additional definitions) thereof. In addition, without limitation, (a) Section 6.6 (Governing Law and Courts) thereof provides that this Amendment No.1 shall be governed by and construed in accordance with the laws of the State of Delaware and that Proceedings in respect hereto shall be brought exclusively in the Delaware state courts sitting in Wilmington, DE or the federal courts for the District of Delaware sitting in Wilmington, DE (subject to certain exceptions for enforcement Proceedings brought by the Collateral Agent or any Purchaser Party) and (b) in Section 6.16 (Waiver of Jury Trial, Certain Other Rights), the parties thereto (which include the parties hereto) thereby irrevocably and unconditionally waived, to the fullest extent permitted by applicable Regulations, any right that they may have to trial by jury of any claim or cause of action or in any Proceeding, directly or indirectly based upon or arising out of, under or in connection with, this amendment or the transactions contemplated therein or related thereto (whether founded in contract, tort or any other theory). The parties hereto hereby reaffirm all of these and all other provisions of the Transaction Documents applying to the Transaction Documents as applying to this Amendment No.1, all of which are hereby incorporated herein by reference. If the Amendment Effective Date has not occurred within two Business Days after the date hereof, the Collateral Agent may, in its sole discretion upon notice to the Company, elect to terminate this Amendment No.1, at which point this Amendment No.1 will be of no further force and effect.

This amendment may be executed in counterparts, which may be effectively transmitted by fax or e-mail (in each case return receipt requested and obtained) and which, together, shall constitute one and the same instrument.

Very truly yours,

ASCENT PARTNERS FUND LLC,
as Holder

By:	/s/ Mikhail Gurevich
	Name:	Mikhail Gurevich
	Title:	Authorized Signatory

Accepted and Agreed
As of the Date First Written Above:

PROFUSA, INC., a Delaware corporation,
as Company

By:	/s/ Fred Knechtel
	Name:	Fred Knechtel
	Title:	Chief Financial Officer

Ben Hwang
as Company Party

By:	/s/ Ben Hwang

Bill McMillian
as Company Party

By:	/s/ Bill McMillian

Northview Sponsor I LLC
as Company Party

By:	/s/ Fred Knechtel
	Name:	Fred Knechtel
	Title:	Managing Partner

PROFUSA, INC., a California corporation,
as Company Party

By:	/s/ Ben Hwang
	Name:	Ben Hwang
	Title:	CEO

EXHIBIT A

schedule i to the securities purchase agreement

(SEE ATTACHED)

EXHIBIT B

FORM OF NOTE TO THE SECURITIES PURCHASE AGREEMENT

(SEE ATTACHED)